UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2006
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200 Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 11, 2006, the Board of Directors of LIN TV Corp. (“the Company”) appointed Vincent L. Sadusky as the Company’s President and Chief Executive Officer and elected him as a class III director of the Company with a term expiring in 2009. In connection with Mr. Sadusky’s appointment, the Compensation Committee of the Company’s Board of Directors approved the grant to Mr. Sadusky of an option to purchase 500,000 shares of the Company’s class A common stock at an exercise price of $7.435 per share. The option vests over a period of four years, with 25% of the option vesting on each anniversary of the grant date, beginning one year from the date of grant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 11, 2006, the Board of Directors of the Company appointed Vincent L. Sadusky as the Company’s President and Chief Executive Officer and elected him as a class III director of the Company with a term expiring in 2009. Mr. Sadusky has also been appointed as President and a director of LIN Television Corporation, a wholly-owned subsidiary of the Company. In connection with Mr. Sadusky’s appointment, the Compensation Committee of the Company’s Board of Directors approved the grant to Mr. Sadusky of an option to purchase 500,000 shares of the Company’s class A common stock at an exercise price of $7.435 per share. The option vests over a period of four years, with 25% of the option vesting on each anniversary of the grant date, beginning one year from the date of grant.
     Mr. Sadusky, age 41, has been the Company’s Vice President, Chief Financial Officer and Treasurer since August 2004. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he was an Audit Manager with Ernst & Young, LLP.
     Until the Company has appointed a new chief financial officer, Mr. Sadusky will also continue to serve as Chief Financial Officer and Treasurer of the Company.
     In 2005, the Company entered into a change of control severance agreement with Mr. Sadusky. Under that agreement, following a change of control, as defined in the agreement, if the Company terminates Mr. Sadusky’s employment other than for cause within the three-year period following the change of control, he will be entitled to severance benefits in addition to any compensation otherwise payable to him. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:
• an amount equal to three times Mr. Sadusky’s annual base salary on the date of termination, as defined in the change of control agreement;
• an amount equal to three times the bonus compensation paid to Mr. Sadusky with respect to the last complete fiscal year; and

• the present value as of the date of termination, of the sum of all benefits that have accrued to Mr. Sadusky but have not vested under the Company’s retirement plan as of the date of termination and all additional benefits that would have accrued to Mr. Sadusky under the retirement plan if he had continued to be employed by the Company for an additional 12 months on the same terms under which he was employed on the date of termination.
In addition to such cash payments, Mr. Sadusky would be entitled to life, health, and disability and accident insurance benefits substantially similar to those that he was receiving prior to the notice of termination, as defined in the change of control agreement, for a period of three years.
     The Company expects to enter into an employment agreement with Mr. Sadusky, but has not yet done so. Accordingly, promptly following its entry into such an agreement, the Company will amend this Current Report on Form 8-K to describe the material terms of the agreement.
Item 9.01 Financial Statements and Exhibits.
     A copy of the press release announcing Mr. Sadusky’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: July 14, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

LIN Television Corporation
Date: July 14, 2006	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated July 12, 2006.